Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

UAG UK Holdings Limited:

We consent to the incorporation by reference in the registration statements (Nos. 333-105311, 333-26219, 333-177855, 333-184734 and 333-204337) on Form S-8 and registration statements (No. 333-193394) on Form S-3 of Penske Automotive Group, Inc. of our report dated February 25, 2016, with respect to the consolidated balance sheet of UAG UK Holdings Limited as of December 31, 2015, and the related consolidated statements of income, comprehensive income, equity, and cash flows for the year  then ended and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2015, which report appears in the December 31, 2015 Annual Report on Form 10-K of Penske Automotive Group, Inc.

Our report dated February 25, 2016, on the effectiveness of internal control over financial reporting as of December 31, 2015, contains an explanatory paragraph that states that our audit of internal control over financial reporting of UAG UK Holdings Limited excluded an evaluation of the internal control over financial reporting of Jacobs Holding GmbH which was acquired in September 2015. Neither the aforementioned financial statements nor the related financial statement schedule are presented in the Form 10-K.

/s/ KPMG LLP

Milton Keynes, United Kingdom

February 25, 2016